SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

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☐	Soliciting Material Pursuant to §240.14a-12

iQSTEL INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual Meeting of Stockholders

Date and Time Tuesday, January 31, 2023 at 11:00 a.m. (EDT)	YOUR VOTE IS IMPORTANT
Meeting Access
Wether or not you attend the meeting, we urge you to vote promptly by:
Live Webcast:
https://audience.mysequire.com/webinar- view?webinar_id=a8a172b2-71bc-47a7 -97aa-33023cd82895	visiting www.iqstel.com/proxyvote

Record Date	Mailing your signed proxy card or voting instructions form
December 15, 2022

Items of Business

•       Proposal 1: Election of five directors, as described in the accompanying proxy statement.

•       Proposal 2: Ratification of Urish Popeck & Co., LLC as the company’s independent registered public accounting firm for the 2022 fiscal year.

•       Consideration of any other business properly brought before the annual meeting.

The annual meeting will be a virtual meeting conducted via live webcast. The annual meeting format will be a live audio webcast where you can view presentation materials made available online. There will be no physical in-person meeting. Additional information regarding attending the annual meeting, voting your shares and submitting questions in advance of the annual meeting can be found in the proxy statement.

Eligibility to Vote

Only stockholders of record as of the close of business on December 15, 2022 are entitled to notice of and to vote at the annual meeting and any postponements or adjournments thereof.

This Notice of Annual Meeting of Stockholders, the proxy statement, form of proxy and the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 are being distributed and made available to our stockholders on or about January 9, 2023.

Your vote is important. Whether or not you attend the meeting, we urge you to vote promptly.

By Order of the Board of Directors

/s/ Leandro Iglesias
Leandro Iglesias
Coral Gables	Chairperson
December 29, 2022

This Notice of Annual Meeting of Stockholders, the proxy statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 are available at www.iqstel.com/investors/shareholdersmeeting.

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PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. It does not contain all of the information you should consider, and you should read the entire proxy statement carefully before voting. References in this proxy statement to the “Company,” “iQSTEL,” “we,” “us,” and “our” refer to iQSTEL Inc., a Nevada company. This proxy statement, form of proxy and the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 are being distributed and made available to our stockholders on or about January 9, 2023. Our principal executive offices are located at 300 Aragon Avenue, Suite 375, Coral Gables, FL 33134.

Annual Meeting Information

Date and Time:	January 31, 2023 at 11:00 a.m., Eastern Daylight Time
Meeting Access:	Live Webcast: https://audience.mysequire.com/webinar-view?webinar_id=a8a172b2-71bc-47a7-97aa-33023cd82895
Record Date:	December 15, 2022
Voting:

Common stockholders have one vote per share on all matters presented at the annual meeting.

Series A Preferred stockholders are entitled to vote together with the holders of our common stockholders on all matters submitted to stockholders at a rate of 51% of the total vote of stockholders.

The annual meeting will be a virtual meeting conducted via live webcast. You will be able to attend the annual meeting and vote your shares electronically during the meeting by visiting https://audience.mysequire.com/webinar-view?webinar_id=a8a172b2-71bc-47a7-97aa-33023cd82895. The annual meeting format will be a live audio webcast where you can view presentation materials made available online. There will be no physical in-person meeting. You may submit questions in advance of the meeting by sending an email to investors@iqstel.com. You can submit a question up to 11:59 p.m. EDT on January 29, 2023. Please see “Questions and Answers About the Annual Meeting” for more information regarding the annual meeting.

Even if you plan to attend the virtual annual meeting, please vote in advance so that your vote will be counted if you later decide not to attend the virtual annual meeting.

Voting Matters and the Board’s Recommendation

Agenda Item	Board Vote Recommendation	Page Reference
Election of five directors	FOR each Director Nominee	8
Ratification of Urish Popeck & Co., LLC as the company’s independent registered public accounting firm for the 2022 fiscal year	FOR	15

In addition to these matters, stockholders may be asked to vote on such other business as may properly come before the annual meeting.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why did I receive these proxy materials?

This proxy statement, form of proxy and the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 are being distributed and made available to our stockholders starting on or about January 9, 2023. We are providing these proxy materials in connection with the solicitation by the Board of proxies to be voted at our 2022 Annual Meeting of Stockholders and at any adjournment or postponement of the meeting.

When and where will the annual meeting be held?

Date	Tuesday, January 31, 2023
Time	11:00 a.m. (EDT)
Location	Live Webcast at: https://audience.mysequire.com/webinar-view?webinar_id=a8a172b2-71bc-47a7-97aa-33023cd82895

Who is entitled to vote at the annual meeting?

Holders of the company’s common stock and Series A Preferred Stock at the close of business on December 15, 2022, are entitled to receive the Notice of Annual Meeting and proxy statement and to vote their shares at the annual meeting. As of that date, there were 161,235,511 shares of the Company’s common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter properly brought before the annual meeting. Also on the record date, there were 10,000 shares of the Company’s Series A Preferred Stock outstanding and entitled to vote. Holders of Series A Preferred Stock are entitled to vote together with the holders of our common stock on all matters submitted to stockholders at a rate of 51% of the total vote of stockholders.

Also as of the record date, there were 21,000 shares of the Company’s Series B Preferred Stock outstanding. Our Series B Preferred Stock does not have voting rights.

What constitutes a quorum for the annual meeting?

The holders of at least a majority of the voting power of the Company’s capital stock, present in person or by proxy (regardless of whether the proxy has authority to vote on any matter), shall constitute a quorum. Abstentions and broker non-votes are counted for purposes determining whether there is a quorum.

How can I attend and participate in the annual meeting?

To attend and participate in the annual meeting, visit https://audience.mysequire.com/webinar-view?webinar_id=a8a172b2-71bc-47a7-97aa-33023cd82895 . The virtual annual meeting will begin promptly at 11:00 a.m. (EDT) on Tuesday, January 31, 2023. You may log in beginning at 10:50 a.m. (EDT).

We encourage you to access the virtual annual meeting prior to the start time leaving ample time to confirm that your Internet or Wi-Fi connection is sufficient to access the features of the virtual annual meeting, and to allow sufficient time to check in. The virtual meeting platform is supported across browsers (Edge, Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and mobile phones) that have the most updated version of applicable software and plugins installed. You should ensure that you have a strong Wi-Fi connection wherever you intend to participate in the annual meeting. While there is no fee to attend the virtual annual meeting, you may incur data or other fees imposed by your Internet or wireless carrier.

The recording, reproduction or distribution of the virtual annual meeting, or any portion thereof, is strictly prohibited.

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What if I am having technical difficulties?

Technicians will be ready to assist you with any technical difficulties you may have accessing the virtual annual meeting. Technical support will be available on the virtual annual meeting platform beginning at 10:30 a.m. (EDT) on the day of the annual meeting by calling the numbers posted on the log in page.

How do I submit a question for the annual meeting?

You may submit questions in advance of the meeting by sending an email to investors@iqstel.com. You can submit a question up to 11:59 p.m. EDT on January 29, 2023.

How do I vote if I am a stockholder of record?

How do I vote if I am a beneficial owner of shares?

If you are a “beneficial owner,” also known as a “street name” holder (meaning that you hold your shares of our common stock through a broker, bank or other financial institution), your broker, bank or financial institution will ask you how you wish to have your shares voted. In addition, you will receive instructions as part of your proxy materials provided by your broker, bank or other financial institution on how to access the virtual annual meeting and participate and vote at the annual meeting (including, if your broker, bank or other financial institution elects to do so, instructions on how to vote via telephone or the Internet). You must follow those instructions in order to be able to access the virtual annual meeting and have your shares voted. You may also be able to obtain a proxy from your broker, bank or other financial institution by contacting them directly. Your broker is not permitted to vote on your behalf on the election of directors and other matters to be considered at the annual meeting (except on the ratification of the appointment of Urish Popeck & Co., LLC as auditors for 2022) unless you provide specific instructions. Accordingly, your shares will only be voted if you give instructions to your broker, bank or financial institution.

Can I revoke my proxy or change my vote after I vote by proxy?

If you are a stockholder of record, you can revoke your proxy before it is exercised by:

•       giving written notice to our Corporate Secretary;

•       delivering a valid, later-dated proxy, or a later-dated vote by email (investors@iqstel.com), in a timely manner; or

•       voting during the live webcast of the annual meeting

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If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other holder of record and following their instructions for how to do so.

What vote is needed to approve each proposal? How do abstentions or broker non-votes affect the voting results?

The following table summarizes the vote threshold required for approval of each proposal and the effect on the outcome of the vote of abstentions and uninstructed shares held by brokers (referred to as broker non-votes). When a beneficial owner does not provide voting instructions to the institution that holds the shares in street name, brokers may not vote those shares in matters deemed non-routine. Only Proposal 2 is a routine matter.

PROPOSAL	ITEM	VOTE REQUIRED FOR APPROVAL	EFFECT OF ABSTENTIONS (OR THE WITHHOLDING OF AUTHORITY)	EFFECT OF BROKER NON-VOTES
1	Election of five directors	Plurality—the five director nominees who receive the most “FOR” votes will be elected to serve on the Board	No effect	No effect
2	Ratification of the appointment of independent auditor	Number of votes cast in favor exceeds number of votes cast in opposition	No effect	No broker non-votes; shares are voted by brokers in their discretion

Your shares will be voted in accordance with your instructions. If you are a stockholder of record and sign, date and return a proxy card but do not indicate how you wish to vote your shares, the appointed proxies named on the proxy card will vote your shares “for” each of the nominees with respect to Proposal 1 and “for” Proposal 2, and in the discretion of the appointed proxies named on the proxy card with respect to any other business properly brought before the annual meeting.

Who will pay for the cost of this proxy solicitation?

We will pay all expenses incurred in connection with the solicitation of proxies. In addition to solicitation by mail, our officers, directors and regular employees, who will receive no additional compensation for their services, may solicit proxies in person or by telephone, facsimile, email or the Internet. We have requested that brokers, banks and other nominees who hold stock in their names furnish this proxy material to their customers; we will reimburse these brokers, banks and nominees for their out-of-pocket and reasonable expenses.

Could other matters be decided at the annual meeting?

We are not aware of any other matters that will be presented and voted upon at the annual meeting. If you return your signed and completed proxy card or vote by telephone or on the Internet and other matters are properly presented at the annual meeting for consideration, the persons named in the accompanying proxy card will have the discretion to vote for you on such matters and intend to vote the proxies in accordance with their best judgment.

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PROPOSAL NO. 1
ELECTION OF DIRECTORS

Our bylaws provide that our business shall be managed by or under the direction of a board of directors. The Board currently consists of five directors.

There are five nominees for election to the Board at the annual meeting. Each of the five nominees, if elected, will hold office for a term that expires at the next annual stockholders’ meeting. Each director shall hold office for the term for which he or she was elected and until his or her successor is elected and qualified or until his or her earlier death, resignation, or removal. Proxies solicited by the Board will, unless otherwise directed, be voted to elect the five nominees named below to constitute the entire Board.

The Board has nominated each of the following individuals for election as a director at the annual meeting: Leandro Iglesias, Alvaro Quintana Cardona, Italo Segnini, Raul Perez and Jose Antonio Barreto. Each nomination for director was based upon the recommendation of our board of directors and each nominee for director is a current member of the board. All nominees have consented to be named and have indicated their intent to serve if elected. In the event any of the nominees shall be unable or unwilling to serve as a director, the persons named in the proxy intend to vote “FOR” the election of any person as may be nominated by the board in substitution. The Company has no reason to believe that any of the nominees named below will be unable to serve as a director if elected.

The following table sets forth certain information, as of the date of this proxy statement, as to each nominee for the office of director:

Name	Age	Position	Director Since
Leandro Iglesias	57	President, Chairman, Chief Executive Officer and Director	06/28/2018
Alvaro Quintana Cardona	51	Chief Operating Officer, Chief Financial Officer and Director	06/28/2018
Italo Segnini	57	Director	06/28/2021
Raul Perez	71	Director	06/28/2021
Jose Antonio Barreto	64	Director	06/28/2021

The following information about our directors is based, in part, upon information supplied by them.

Leandro Iglesias

Before founding Etelix in year 2008, where he has acted as President and CEO, Mr. Iglesias was the International Business Manager at CANTV/Movilnet (the Venezuelan biggest telecommunications services provider). He held this position between January 2003 and July 2008, while the company was under the control of Verizon. Previous to his position in Cantv/Movilnet Mr. Iglesias was Executive Vice President and responsible of the Latin America marketing division of American Internet Communications (August 1998 – December 2002). Leandro Iglesias has developed a career for more than 20 years in the telecommunications industry with a particular emphasis in the international long-distance traffic business, submarine cables, satellite communications and international roaming services. He is Electronic Engineer graduate from Universidad Simon Bolivar and graduated from the Management Program at IESA Business School. He also holds an MBA from Universidad Nororiental Gran Mariscal de Ayacucho.

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Aside from that provided above, Mr. Iglesias does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

We believe that Mr. Iglesias is qualified to serve on our Board of Directors because of his wealth of experience in the telecom industry.

Alvaro Quintana Cardona

Alvaro Quintana has developed a career of more than twenty years of experience in the telecommunication industry with particular focus on regulatory affairs, strategic planning, value added services and international interconnection agreements. Before joining Etelix in year 2013 as Chief Operation Officer and Chief Financial Officer, Mr. Quintana acted between June 2004 and May 2013 as Interconnection and Value-Added Services Manager at Digitel (a mobile service provider in Venezuela, formerly a Telecom Italia Mobile subsidiary). He holds a Bachelor Degree in Business Administration and a Specialist Degree in Economics, both from the Universidad Catolica Andres Bello. He also holds a Master in Telecommunications from the EOI Business School in Spain.

Aside from that provided above, Mr. Cardona does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

We believe that Mr. Quintana is qualified to serve on our Board of Directors because of his wealth of experience in the telecom industry.

Italo R. Segnini

From March 2020 to the present, Mr. Segnini has been serving as Global Carrier Partnership Director of Sierra Wireless. From June 2019 to February 2020, he served as an Independent Telecom Consultant. From 2017 to 2019, he served as Director of International Carrier Business for Televisa Telecom. From 2012 to 2019, he served as Director International Carrier Business for Millicom.

Mr. Segnini is a long time Telecommunicaction industry professional who has had high level positions at Global Tier Ones for more than 20 years, Telefonica, Millicon and Televisa, Sierra Wireless to mention a few. Mr. Segnini has extensive executive experience in the Telecom areas like Voice, A2P, SMS, Data, Roaming, Mobility Services, B2B, MNO, MVNO, IoT, Interconnection, etc., and a solid business performance record spanning multiple functions including International commercial negotiations, management, sales, business development, sales, regulatory and operations. Italo R. Segnini holds a Juris Doctor degree from the Andres Bello Catholic University, a Telecommunication Masters Degree from Madrid Pontificia Comillas University and an MBA from IESA Business School.

Raul A Perez

From December 1, 2014 to present, Mr. Perez serves as CFO of Deerbrook Family Dentistry, PC, Dental Practice in Humble, Texas. From November 1, 2017 to January 31, 2019, he served as Senior Accountant to Principrin School, PC, Day Care in Houston, Texas.

Mr. Perez has been in finance for more than 40 years, starting in 1970 as analyst in treasury and finance departments and progressively assuming different positions up to corporate treasurer for large corporations. He served for Sudamtex of Venezuela, C.A for 5 years and Polar Brewery in Caracas, Venezuela for 10 year. Beginning in 2000, he accepted a position as a Director of the Security and Exchange Commission of Venezuela to have the surveillance of Venezuelan stock market participants. Also, in 2004 he completed the requirements and received his certification as a Venezuelan Investment Advisor. Later, as an independent contractor for three years, he was selected as the Corporate Compliance Officer for an especially important stock market broker dealer in Venezuela, Activalores Casa de Bolsa, in which he developed the Compliance Unit and manuals required by local and international anti money laundering laws. He also taught Advanced Institute of Finance (IAF) in Caracas being a professor of Corporate Finance and Managerial Accounting for 5 years.

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Mr. Perez has a Bachelor’s degree in accounting (1976), and MBA Finance (1982), gave me the overall knowledge of finance and how to plan, start up, run, and control a business.

We have selected Mr. Perez to serve as an independent director because of his education, skills and experience in finance and his regulatory history.

Jose Antonio Barreto

From 2006 to the present, Mr. Barreto has been Chief Business Development Officer of Xpectra Remote Management / Mexico. There he was in charge of directing all aspects of account development and sales effort to close specific private and government opportunities and developing strategic accounts in Mexico and the LATAM region. From 2020 to present, he has been an advisor to our Board of Directors.

Mr. Barreto has more than 30 years of experience working in telecommunications and technology companies. He has been directly responsible of leading the business development and operational in several telecommunication and technology companies’ acquisition activity, with the responsibility of leading the technical, operation and financial analysis. Over the last 14 years, Jose Antonio has been the North and Central American leader, spanning from Mexico to Panama, in the development of commercial processes in the technology security field, artificial intelligence, Internet of Things (IoT) platforms, as well as cutting edge technology solutions and software systems.

He studied Electronic Engineering at the Universidad Simón Bolivar followed by a Master of Science Degree in Electrical and Computer Engineering at Rice University. He also completed the Master in Telecommunications Management offered by Universidad Simon Bolivar and the Telecom SudParis Institute.

We have selected Mr. Barreto to serve as an independent director because of his education, skills and experience in technology companies.

THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES.

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CORPORATE GOVERNANCE

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Arrangements between Officers and Directors

To our knowledge, there is no arrangement or understanding between any of our officers and any other person, including directors, pursuant to which the officer was selected to serve as an officer.

Involvement in Certain Legal Proceedings

We are not aware of any of our directors or officers being involved in any legal proceedings in the past ten years relating to any matters in bankruptcy, insolvency, criminal proceedings (other than traffic and other minor offenses), or being subject to any of the items set forth under Item 401(f) of Regulation S-K.

Board Meetings

The board met on 12 occasions during the fiscal year ended December 31, 2021. Each of the members of the board attended at least 75% of the meetings held by the board during the time such directors served as a member of the board.

Although we do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we strongly encourage our directors to attend.

Committees of the Board

Our full board serves the functions that would normally be served by a separately-designated nominating committee. Each of Messrs. Perez, Barreto and Segnini have been determined by the Board to be an independent director within the meaning of NASDAQ Rule 5605.

Our company has an Audit Committee with a financial expert on the Committee. The committee is comprised of Messrs., Barreto and Segnini, with Perez as Chairperson. The Audit Committee’s responsibilities, which are discussed in detail in its Charter, include the following:

▪	Be directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent auditors;
▪	Pre-approve all audit and permitted non-audit services to be provided by the independent auditors;
▪	Discuss with management and the independent auditors significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements;
▪	Review with the independent auditors the matters required to be discussed by the applicable auditing standards adopted by the PCAOB and approved by the SEC from time to time;
▪	Review and discuss the Company’s annual and quarterly financial statements with management and the independent auditors;
▪	Review and discuss with management the Company’s earnings press releases;
▪	Discuss Company policies and practices with respect to risk assessment and risk management;
▪	Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters; and
▪	Review related party transactions

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On November 17, 2022, we authorized the creation of a Compensation Committee. The Compensation Committee’s responsibilities, which are discussed in detail in its Charter, include the following:

▪	In consultation with our senior management, establish our general compensation philosophy and oversee the development and implementation of our compensation programs;
▪	Recommend the base salary, incentive compensation and any other compensation for our Chief Executive Officer to the Board of Directors and review and approve the Chief Executive Officer’s recommendations for the compensation of all other officers of our company and its subsidiary;
▪	Administer our incentive and stock-based compensation plans, and discharge the duties imposed on the Compensation Committee by the terms of those plans;
▪	Review and approve any severance or termination payments proposed to be made to any current or former officer of our company; and
▪	Perform other functions or duties deemed appropriate by the Board of Directors.

The Committee is comprised of, Raul Perez, Jose Antonio Barreto, and Italo Segnini, with Mr. Segnini serving as Chairperson.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent beneficial stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To the best of our knowledge based solely on a review of Forms 3, 4, and 5 (and any amendments thereof) received by us, no persons have failed to file, on a timely basis, the identified reports required by Section 16(a) of the Exchange Act during fiscal year ended December 31, 2021. Following the year end, all of the Form 3s were filed late for incoming management of Etelix.com USA LLC.

Code of Ethics

On October 31, 2022, our Board of Directors approved and adopted a Code of Business Conduct and Ethics (the “Code of Ethics”). The Code of Ethics is applicable to all directors, officers and employees of our company, our company’s subsidiaries and any subsidiaries that may be formed in the future. The Code of Ethics addresses such individuals’ conduct with respect to, among other things, conflicts of interests; compliance with applicable laws, rules, and regulations; full, fair, accurate, timely, and understandable disclosure; competition and fair dealing; corporate opportunities; confidentiality; insider trading; protection and proper use of our assets; fair treatment; and reporting suspected illegal or unethical behavior.

DIRECTOR COMPENSATION

All Directors shall receive reimbursement for reasonable travel expenses incurred to attend Board and committee meetings.

Effective on July 1, 2021 and thereafter, all Directors shall be compensated monthly up to 4,000 shares of common stock and cash of $1,000 for their service as Directors. The Chairman and Secretary of the Board shall receive an additional $2,000 per month in addition to the Director compensation.

In lieu of the cash compensation set forth above, each Director may elect to receive shares of the Corporation's Common Stock equal to the total cash compensation divided by the average market value of the Company's Common Stock during the last 10 trading days and applying a discount of 25%.

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EXECUTIVE OFFICERS

The following information sets forth, as of the date of this proxy statement, the names, ages, and positions of our current executive officers.

Name	Age	Positions and Offices Held
Leandro Iglesias	57	President, Chairman, Chief Executive Officer and Director
Alvaro Quintana Cardona	51	Chief Operating Officer, Chief Financial Officer and Director
Juan Carlos Lopez Silva	54	Chief Commercial Officer

The following information about Juan Carlos Lopez Silva is based, in part, upon information supplied by him. Information about Messrs. Iglesias and Quintana are included above.

Juan Carlos Lopez Silva

Juan Carlos Lopez Silva is an Engineer graduated from Universidad de Los Andes, with a Master degree in Project Management from the Pontificia Universidad Javeriana; and MBA from EADA Business School; with more than 20 years of experience in project management, negotiation, business development and management on international companies. Previous to joining Etelix in August 2011 as Chief Commercial Officer, Juan Carlos was International Carrier Relations Manager at Colombia Telecomunicaciones S.A. Esp. a subsidiary of Telefonica of Spain, between September 2003 and June 2011.

Aside from that provided above, Mr. Silva does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

See “Proposal No. 1 Election of Directors” for a description of the backgrounds and business experience of Leandro Iglesias and Alvaro Quintana Cardona.

EXECUTIVE COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to our former or current executive officers for the fiscal years ended December 31, 2021 and 2020.

Name and principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($) (1)(2)	Total ($)
Leandro Iglesias President, CEO and Director	2020 2021	76,800 174,000	- 419,024	- -	- -	- -	76,800 593,024
Alvaro Quintana Treasury, Secretary and Director	2020 2021	25,100 159,088	- 337,674	- -	- -	- -	25,100 496,762
Juan Carlos López Chief Commercial Officer	2020 2021	28,500 80,000	- 244,050	- -	- -	- -	28,500 324,050

On May 2, 2019, the Company entered into Employment Agreements with the following persons: (i) Leandro Iglesias as President, CEO and Chairperson of the Company’s Board of Directors with an annual salary of $168,000 with an annual bonus of 3% of our net income; (ii) Juan Carlos Lopez Silva as Chief Commercial Officer with an annual salary of $120,000 with an annual bonus of 3% of our net income; and

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Alvaro Quintana Cardona as Chief Operating Officer and Chief Financial Officer with an annual salary of $144,000 with an annual bonus of 3% of our net income. The Employment Agreements have a term of 36 months, are renewable automatically for 24-month periods, unless the Company gives written notice at least 90 days prior to termination of the initial 36-month term. The Company shall have the right to terminate any of the employment agreements at any time without prior notice, but in that event, the Company shall pay these persons salaries and other benefits they are entitled to receive under their respective agreements for three years. The above executive officers agreed to two year non-compete and non-solicit restrictive covenants with the Company. If any of the executive officers are terminated for cause they shall forfeit any rights to severance.

On November 1, 2020, our board of directors approved amended employments in favor of our Chief Executive Officer, Leandro Iglesias, our Chief Financial Officer, Alvaro Quintana, and our Chief Commercial Officer, Juan Carlos Lopez Silva.

The amended employment agreement in favor of Mr. Iglesias extended the term of employment from 36 months to 60 months. The now five year employment agreement with Mr. Iglesias provides that we will compensate him with a salary of $17,000 monthly and he is eligible for quarterly bonus of 250,000 shares of our common stock. If we do not have the cash available, the agreement provides that Mr. Iglesias may convert his accrued salary/bonus into shares of our common stock or newly created Series A Preferred Stock. For common shares, the amount of accrued salary to be converted into shares must be determined by considering the average price per share of the Company’s common stock on the OTC Markets during the last 10 days and applying a discount of 25%.” For Series A Preferred Shares, the amount of accrued salary to be converted into shares is the per share conversion price for common shares multiplied by ten US Dollars ($10). Mr. Iglesias has a further right to convert any common shares under his control into Series A Preferred shares at any time at a rate of ten (10) common shares for each Series A Preferred share.

The amended employment agreement in favor of Mr. Quintana extended the term of employment from 36 months to 60 months. The now five year employment agreement with Mr. Quintana provides that he is eligible for quarterly bonus of 200,000 shares of our common stock. If we do not have the cash available, the agreement provides that Mr. Quintana may convert his accrued salary/bonus into shares of our common stock or newly created Series A Preferred Stock. For common shares, the amount of accrued salary to be converted into shares must be determined by considering the average price per share of the Company’s common stock on the OTC Markets during the last 10 days and applying a discount of 25%.” For Series A Preferred Shares, the amount of accrued salary to be converted into shares is the per share conversion price for common shares multiplied by ten US Dollars ($10). Mr. Quintana has a further right to convert any common shares under his control into Series A Preferred shares at any time at a rate of ten (10) common shares for each Series A Preferred share.

The amended employment agreement in favor of Mr. Silva extended the term of employment from 36 months to 60 months. Mr. Silva is eligible for quarterly bonuses of 150,000 shares of our common stock. If we do not have the cash available, the agreement provides that Mr. Iglesias may convert his accrued salary/bonus into shares of our common stock at the average price of our common stock during the last 10 days after applying a discount of 25%.

Option Grants

We have not granted any options or stock appreciation rights to our named executive officers or directors since inception. We do not have any stock option plans.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits to our directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the board of directors or a committee thereof.

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Compensation Committee

On November 17, 2022, the Board of Directors of iQSTEL Inc. (the “Company”) authorized the creation of a Compensation Committee. The Committee is comprised of, Raul Perez, Jose Antonio Barreto, and Italo Segnini, with Mr. Segnini serving as Chairperson. Each of Messrs. Perez, Barreto and Segnini have been determined by the Board to be an independent director within the meaning of NASDAQ Rule 5605.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of our directors or executive officers or any associate or affiliate of our company during the last two fiscal years is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than described below or the transactions described under the heading “Executive Compensation” (or with respect to which such information is omitted in accordance with SEC regulations), there have not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a participant in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Due from related party

During the year ended December 31, 2021, the Company loaned $220,674 to our CEO and applied to due to CEO of $8,004.

During the year ended December 31, 2021, the Company wrote off due from related party of $10,148.

During the year ended December 31, 2020, the Company loaned $20,182 to related parties who are a stockholder and a former director, collected $20,197 and wrote off amounts totaling $43,375.

During the years ended December 31, 2021 and 2020, the Company loaned $220,674 and $18,888 to a related party and collected $226 and $2,088, respectively.

As of December 31, 2021 and 2020, the Company had due from related parties of $424,086 and $221,790, respectively. The loans are unsecured, non-interest bearing and due on demand.

Due to related parties

During the years ended December 31, 2021 and 2020, the Company borrowed $0 and $20,182 from CEO and CFO of the Company, and repaid $90,787 and $20,197 to the CEO and CFO, respectively.

During the year ended December 31, 2020, the Company borrowed $20,000 from Francisco Bunt who owns 49% of loT Labs and repaid $20,000.

As of December 31, 2021 and 2020, the Company had amounts due to related parties of $26,613 and $94,616, respectively, which included $0 and $60,000 to Francisco Bunt (Note 4), respectively. The amounts are unsecured, non-interest bearing and due on demand.

Dept to Equity Swap

During the year ended December 31, 2021 the Company recorded a debt-to-equity swap to a related party of $1,647,150 as additional paid in capital.

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INFORMATION REGARDING SECURITY HOLDERS

The following table sets forth, as of December 15, 2022, certain information as to shares of our voting stock owned by (i) each person known by us to beneficially own more than 5% of our outstanding voting stock, (ii) each of our directors, and (iii) all of our executive officers and directors as a group.

Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of voting stock, except to the extent authority is shared by spouses under applicable law. Unless otherwise indicated below, each entity or person listed below maintains an address of 300 Aragon Avenue, Suite 375, Coral Gables, FL 33134.

The number of shares beneficially owned by each stockholder is determined under rules promulgated by the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days through the exercise of any stock option, warrant or other right. The inclusion in the following table of those shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner.

	Common Stock
Name of Beneficial Owner	Number of Shares Owned (1)	Percent of Class (2)
Leandro Iglesias	542,932	0.337%
Alvaro Quintana Cardona	1,121,842	0.696%
Juan Carlos Lopez Silva	925,497	0.574%
Raul Perez	8,000	0.005%
Jose Antonio Barreto	8,000	0.005%
Italo Segnini	8,000	0.005%
All Directors and Executive Officers as a Group (6 persons)	2,614,271	1.621%

	Series A Preferred Stock
Name of Beneficial Owner	Number of Shares Owned (1)	Percent of Class (3)
Leandro Iglesias	7,000	70.00%
Alvaro Quintana Cardona	3,000	30.00%
Juan Carlos Lopez Silva	—	—
Raul Perez	—	—
Jose Antonio Barreto	—	—
Italo Segnini	—	—
All Directors and Executive Officers as a Group (6 persons)	10,000	100.00%

(1) Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of voting stock listed as owned by that person or entity.

(2) Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrants. The percent of class is based on 161,235,511 voting shares as of December 15, 2022.

(3) Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrants. The percent of class is based on 10,000 voting shares as of December 15, 2022.

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PROPOSAL NO. 2
RATIFICATION OF Urish Popeck & Co., LLC AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our independent registered public accounting firm for the fiscal year ended December 31, 2021 was the firm of Urish Popeck & Co., LLC (“Urish”). Our Audit Committee has appointed Urish as our independent registered public accounting firm for the fiscal year ending December 31, 2022. A representative of Urish is expected to attend the annual meeting and to have the opportunity to make a statement, if he or she desires to do so, and is expected to be available to respond to appropriate questions submitted by stockholders in advance of the annual meeting.

The Audit Committee, with the endorsement of the Board, recommends that you ratify that appointment. Although ratification is not required by our bylaws or otherwise, we are submitting the selection of Urish to you for ratification as a matter of good corporate practice. If the selection is not ratified by a majority of the votes cast on this proposal at the annual meeting, our Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, our Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Change in Certifying Accountant

On June 18, 2020, Boyle CPA, LLC resigned as the Company’s independent registered public accounting firm and, on June 18, 2020, the Company engaged Urish as the Company’s independent registered public accounting firm. The engagement of Urish was approved by the Company’s Board of Directors.

Boyle CPA, LLC’s audit report on the financial statements of the Company for the years ended December 31, 2019 and 2018 contained no adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit report on the financial statements of the Company for the years ended December 31, 2019 and 2018 contained an uncertainty about the Company’s ability to continue as a going concern.

For the years ended December 31, 2019 and 2018, and through the interim period ended June 18, 2020, there were no “disagreements” (as such term is defined in Item 304 of Regulation S-K) with Boyle CPA, LLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of the Former Accountant would have caused them to make reference thereto in their reports on the financial statements for such periods.

For the years ended December 31, 2019 and 2018, and through the interim period ended June 18, 2020, there were the following “reportable events” (as such term is defined in Item 304 of Regulation S-K). As disclosed in Part II, Item 9A of the Company’s Form 10-K for the year ended December 31, 2019, the Company’s management determined that the Company’s internal controls over financial reporting were not effective as of the end of such period.

Other than as disclosed above, there were no reportable events for the years ended December 31, 2019 and 2018, and through the interim period ended June 18, 2020. The Company’s Board of Directors discussed the subject matter of each reportable event with Boyle CPA, LLC. The Company authorized Boyle CPA, LLC to respond fully and without limitation to all requests of the Urish concerning all matters related to the audited period by Boyle CPA, LLC, including with respect to the subject matter of each reportable event.

Prior to retaining Urish, the Company did not consult with Urish regarding either: (i) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was the subject of a “disagreement” or a “reportable event” (as those terms are defined in Item 304 of Regulation S-K).

 Independent Registered Public Accountant Fee Information

Below are tables of Audit Fees (amounts in US$) billed by our auditors in connection with the audits of the Company’s annual financial statements for the years ended:

Financial Statements for the Year Ended December 31	Audit Services	Audit Related Fees	Tax Fees	Other Fees
2020	$39,000	$4,650	$0	$0
2021	$136,297	$29,500	$0	$0

THE BOARD RECOMMENDS A VOTE “FOR” THE
RATIFICATION OF THE APPOINTMENT OF Urish Popeck & Co., LLC AS THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2022.

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee reviews the Company’s financial reporting processes on behalf of the Board. Management is responsible for the financial statements and the reporting processes, including the internal control over financial reporting. The Company’s independent registered public accounting firm, Urish Popeck & Co., LLC, is responsible for expressing an opinion on the conformity of the audited financial statements with U.S. generally accepted accounting principles. The Audit Committee monitors these processes. The Audit Committee has reviewed and discussed the audited financial statements with management.

As required by the standards of the Public Company Accounting Oversight Board (“PCAOB”), the Audit Committee has discussed with Urish Popeck & Co., LLC (i) the matters required to be discussed by the applicable requirements of the PCAOB and the SEC, and (ii) the independence of Urish Popeck & Co., LLC from the Company and management. Urish Popeck & Co., LLC has provided the Audit Committee the written disclosures and letters required by applicable requirements of the PCAOB regarding the independent accountant communicating with the Audit Committee concerning independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC.

The Audit Committee:

Raul Perez, Chair
Jose Antonio Barreto

Italo Segnini

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STOCKHOLDER PROPOSALS

The table below summarizes the requirements for stockholders who wish to submit proposals or director nominations for our 2023 Annual Meeting of Stockholders. Stockholders are encouraged to consult Rule 14a-8 of the Exchange Act and our bylaws, as appropriate, to see all applicable requirements.

	Proposals for inclusion in 2023 Proxy Statement	Other proposals/nominees to be presented at the 2023 Annual Meeting*
Type of proposal	SEC rules permit stockholders to submit proposals for inclusion in our 2023 proxy statement by satisfying the requirements set forth in Rule 14a-8 of the Exchange Act	Stockholders may present proposals or director nominations directly at the 2023 Annual Meeting (and not for inclusion in our proxy materials) by satisfying the requirements set forth in Article II, Section 2.13 of our bylaws**
When proposal must be received by iQSTEL	No later than March 10, 2023	Not earlier than the close of business on April 21, 2023 and not later than the close of business on May 21, 2023
Where to send	IQSTEL Inc., 300 Aragon Ave, Suite 375, Coral Gables, FL 33134
What to include	The information required by Rule 14a-8	The information required by our bylaws**
____________

*        SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline, and in certain other cases notwithstanding the stockholder’s compliance with this deadline.

**      Our bylaws are available on our website located at www.iqstel.com under “Investor Relations—Governance.”

OTHER MATTERS

As of the date of this proxy statement, no other matter is known which will be brought before the annual meeting. If any matter not described in this proxy statement is properly presented for a vote at the meeting, the persons named in the accompanying proxy card will vote in accordance with their best judgment and discretion

HOUSEHOLDING

In accordance with notices previously sent to many stockholders who hold their shares through a broker, bank or other holder of record (“street-name stockholders”) and share a single address, only one annual report and proxy statement is being delivered to that address unless contrary instructions from any stockholder at that address were received. This practice, known as “householding,” is intended to reduce our printing and postage costs. However, any such street-name stockholder residing at the same address who wishes to receive a separate copy of this proxy statement or the accompanying annual report on Form 10-K may request a copy by contacting the broker, bank or other holder of record. Alternatively, we will promptly deliver a separate copy of either of such documents if a street-name stockholder contacts us either by calling (954) 951-8191 or by writing to IQSTEL Inc., 300 Aragon Avenue, Suite 375, Coral Gables, FL 33134 Attn: Corporate Secretary.

Street-name stockholders who are currently receiving householded materials may revoke their consent, and street-name stockholders who are not currently receiving householded materials may request householding of our future materials, by contacting Broadridge Financial Services, Inc., either by calling toll free at (866) 540-7095 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you revoke your consent, you will be removed from the “householding” program within 30 days of Broadridge’s receipt of your revocation, and each stockholder at your address will receive individual copies of our future materials.

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